Exhibit 2

                         Consent of Independent Auditors



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                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement our report dated May 10, 1996 included in Independent Bank Corp.'s Form 11-K for the year ended December 31, 1995 and to all refences to our Firm included in this registration statement.


                                                Arthur Andersen LLP


Boston, Massachusetts
July 31, 1996